FIRST AMENDMENT TO OPTION AGREEMENT


         THIS FIRST AMENDMENT TO OPTION AGREEMENT is made as of the 17th day of May, 1996 by and among John Marshall Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Greensboro Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Woodland-Northridge I Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Pimpernell Estates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801 and Goodridge Drive Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, (the foregoing five (5) partnerships, individually or collectively, "Seller"), and Beacon Properties, L.P., a Delaware limited partnership, with an address of 50 Rowes Wharf, Boston, Massachusetts 02110 (together with its successors and assigns, "Buyer"). Capitalized terms used herein without definition shall have the same meaning ascribed to such terms in the Option Agreement.

                              W I T N E S S E T H :

         WHEREAS, Seller and Buyer entered into that certain Option Agreement dated as of March 18, 1996 (the "Option Agreement") pursuant to which Seller granted Buyer an option to purchase the Premises, and provided Buyer purchases the Premises, Seller also granted Buyer an option to purchase the Additional Option Premises, all as more fully described in the Option Agreement; and

         WHEREAS, Seller and Buyer desire to change the date by which Buyer must exercise the Option and amend the Option Agreement to exclude the Premises known as SAIC I and the Additional Option Premises (as such terms are defined in the Option Agreement), subject to the terms of this Amendment below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree as follows:

                  1. The second sentence of Section 1 of the Option Agreement is hereby deleted and the following substituted therefor:

                  "The Option may be exercised by Buyer's giving written notice of Buyer's exercise to Seller on or before May 31, 1996 (the date on which the Option is exercised, the 'Option Exercise Date')."

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                  2. Except as provided in paragraph 3 below, SAIC I and the
         Additional Option Premises shall be excluded from the Option Agreement, the Option Agreement shall have no force or effect with respect thereto and all references thereto in the Option Agreement including, without limitation, on Exhibits A and B of the Option Agreement shall be deemed deleted.

                  3. In the event that, on or before May 31, 1996, both (i) Seller has not entered into a contract with SAIC for the sale of, or grant of an option to purchase, SAIC I and the Additional Option Premises and (ii) SAIC has irrevocably waived in writing its rights of first refusal under the SAIC I Option and the SAIC II Option with respect to the Option Agreement, then SAIC I and the Additional Option Premises shall be reinstated into the Option Agreement and paragraph 2 hereof shall be of no further force or effect.

                  4. Except as modified hereby, the Option Agreement shall remain in full force and effect.

         EXECUTED under seal as of the date first above written.


WITNESS:                              SELLER:

                                      GREENSBORO ASSOCIATES LIMITED
                                      PARTNERSHIP, a Virginia limited
                                      partnership


______________________________        By: /s/ David W. Evans
                                              Name: David W. Evans
                                              Title: General Partner


______________________________        By: /s/ A.J. Clark
                                              Name: A.J. Clark
                                              Title: General Partner

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______________________________        By: The Sotweed Corporation, a
                                          Delaware corporation, as general
                                          partner


______________________________            By: /s/ Robert G. Goelet
                                                  Name: Robert G. Goelet
                                                  Title: President


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer


                                      JOHN MARSHALL ASSOCIATES
                                      LIMITED PARTNERSHIP, a Virginia
                                      limited partnership


______________________________        By: /s/ David W. Evans
                                              Name: David W. Evans
                                              Title: General Partner


______________________________        By: /s/ A.J. Clark
                                              Name: A.J. Clark
                                              Title: General Partner


                                      By: The Sotweed Corporation, a
                                          Delaware corporation, as general
                                          partner


______________________________            By: /s/ Robert G. Goelet
                                                  Name: Robert G. Goelet
                                                  Title: President


______________________________            By: /s/ Jonathan M. Rather
                                                  Name: Jonathan M. Rather
                                                  Title: Treasurer

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                                          PIMPERNELL ESTATES LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


                                      By: Pimpernell Corporation, a Delaware
                                          corporation, as general partner


______________________________             By: /s/ Robert G. Goelet
                                                   Name: Robert G. Goelet
                                                   Title: President


______________________________             By: /s/ Jonathan M. Rather
                                                   Name: Jonathan M. Rather
                                                   Title: Treasurer


                                          WOODLAND-NORTHRIDGE I LIMITED
                                          PARTNERSHIP, a Virginia limited
                                          partnership


______________________________            By: /s/ David W. Evans
                                               Name: David W. Evans
                                               Title: General Partner


______________________________                 By: /s/ A.J. Clark
                                               Name: A.J. Clark
                                               Title: General Partner

                                          By:  White Swan Oil Corporation,
                                               a Delaware corporation,
                                               as general partner


______________________________                 By: /s/ Jonathan M. Rather
                                                       Name: Jonathan M. Rather
                                                       Title: Vice President

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                                          By:  Green Highlander Corporation,
                                               a Delaware corporation,
                                               as general partner


______________________________                 By: /s/ Jonathan M. Rather
                                                       Name: Jonathan M. Rather
                                                       Title: Vice President


                                          By: Windward Oil and Gas Corporation,
                                              a Texas corporation, as general
                                              partner


______________________________                 By: /s/ Gilbert Kerlin
                                                       Name: Gilbert Kerlin
                                                       Title: President


                                          By:  Smoking Tree Corporation,
                                               a Delaware corporation,
                                               as general partner


______________________________                 By: /s/ Robert G. Goelet
                                                       Name: Robert G. Goelet
                                                       Title: President


______________________________                 By: /s/ Jonathan M. Rather
                                                       Name: Jonathan M. Rather
                                                       Title: Treasurer


                                          GOODRIDGE DRIVE ASSOCIATES
                                          LIMITED PARTNERSHIP, a Virginia
                                          limited partnership


_______________________________           By: /s/ David W. Evans
                                                  Name: David W. Evans
                                                  Title: General Partner

_______________________________        By: /s/ A.J. Clark
                                               Name: A. J. Clark
                                               Title: General Partner


                                       By: RPC Associates, a Virginia general
                                           partnership, General Partner


                                           By: Rattlesnake Point Corporation,
                                               a Delaware corporation,
                                               its general partner


______________________________                 By: /s/ Robert G. Goelet
                                                       Name: Robert G. Goelet
                                                       Title: President


______________________________                 By: /s/ Jonathan M. Rather
                                                       Name: Jonathan M. Rather
                                                       Title: Treasurer


                                     BUYER:

                                     BEACON PROPERTIES, L.P., a
                                     Delaware limited partnership

                                     By:  Beacon Properties Corporation, a
                                          Maryland corporation, its general
                                          partner


____________________________              By: /s/ Lionel P. Fortin
                                                  Name: Lionel P. Fortin
                                                  Title: Chief Operating Officer


299748.c1


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